CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Mutual Funds of our reports dated December 18, 2020 and February 18, 2021, relating to the financial statements and financial highlights, which appear in Thrivent Mutual Funds’ Annual Reports on Form N-CSR for the periods ended October 31, 2020 and December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Service Provider” in such Registration Statement.

Minneapolis, Minnesota

February 24, 2021